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                                CREDIT AGREEMENT


                                     among


                          RIGCO NORTH AMERICA, L.L.C.,


                              The Several Lenders
                       from Time to Time Parties Hereto,


                                      and


                         LEHMAN COMMERCIAL PAPER INC.,
                            AS ADMINISTRATIVE AGENT,
                      COLLATERAL AND DOCUMENTATION AGENT,
                               SYNDICATION AGENT,
                              ADVISOR AND ARRANGER



                         Dated as of September 30, 1996


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
                                                    TABLE OF CONTENTS
                                                    -----------------

                                                                                                                     Page
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
SECTION 1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2  Other Definitional Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

SECTION 2.  AMOUNT AND TERMS OF LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.1  Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         2.2  Procedure for Loan Borrowing; Construction Fund Collateral Account  . . . . . . . . . . . . . . . . . .  16
         2.3  Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.4  Optional Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.5  Mandatory Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         2.6  Interest Rates and Payment Dates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.7  Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         2.8  Pro Rata Treatment and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.9  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         2.10  Administrative Agent's Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

SECTION 3.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.1  Financial Condition . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.2  No Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3.3  Existence; Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.4  Power; Authorization; Enforceable Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.5  No Legal Bar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.6  No Material Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3.7  No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.8  Ownership of Property; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.9  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.10  No Burdensome Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.11  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.12  Federal Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3.13  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.14  Investment Company Act; Other Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.15  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.16  Purpose of Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.17  Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3.18  Security Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.19  Majority-Owned Subsidiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3.20  Solvency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 4.  CONDITIONS PRECEDENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         4.1  Conditions to Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 5.  AFFIRMATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

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
                                                                                                                     Page
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
         5.1  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         5.2  Certificates; Other Information   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         5.3  Payment of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.4  Conduct of Business and Maintenance of Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.5  Maintenance of Property; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.6  Inspection of Property; Books and Records; Discussions  . . . . . . . . . . . . . . . . . . . . . . . .  35
         5.7  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.8  Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         5.9  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         5.10  Additional Collateral; Release of Unrestricted Subsidiaries  . . . . . . . . . . . . . . . . . . . . .  37
         5.11  Charters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.12  Interest Rate Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.13  Upgrade  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         5.14  Certain Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

SECTION 6.  NEGATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.1  Financial Condition Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         6.2  Limitation on Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.3  Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         6.4  Limitation on Guarantee Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.5  Limitation on Fundamental Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.6  Limitation on Sale of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         6.7  Limitation on Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.8  Limitation on Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.9  Limitation on Investments, Loans and Advances . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         6.10  Limitation on Optional Payments and Modifications of Debt Instruments  . . . . . . . . . . . . . . . .  43
         6.11  Limitation on Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.12  Limitation on Sales and Leasebacks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.13  Limitation on Changes in Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.14  Limitation on Negative Pledge Clauses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.15  Limitation on Lines of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         6.16  Other Modifications  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 7.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

SECTION 8.  THE AGENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.1  Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         8.2  Delegation of Duties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.3  Exculpatory Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.4  Reliance by Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         8.5  Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.6  Non-Reliance on Agents and Other Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.7  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         8.8  Administrative Agent, Collateral and Documentation Agent and Arranger in Their Individual
                     Capacities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49





                                     - ii -
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
                                                                                                                     Page
                                                                                                                     ----
         8.9  Successor Administrative Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         8.10  The Arranger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 9.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.1  Amendments and Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.2  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         9.3  No Waiver; Cumulative Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         9.4  Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.5  Payment of Expenses and Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.6  Successors and Assigns; Participations and Assignments  . . . . . . . . . . . . . . . . . . . . . . . .  52
         9.7  Adjustments; Set-off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         9.8  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.9  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.10  Integration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.11  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         9.12  Submission To Jurisdiction; Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         9.13  Acknowledgements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         9.14  WAIVERS OF JURY TRIAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.15  Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         9.16  Usury Savings Clause . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58



SCHEDULES

Schedule I           Commitments and Addresses of Lenders
Schedule 3.6         Litigation
Schedule 3.17        Environmental Matters
Schedule 6.4         Existing Guarantee Obligations


EXHIBITS

A        Form of Note
B        Form of Borrower Security Agreement
C        Form of Parent Pledge Agreement
D        Form of Borrowing/Non-Default Certificate
E-1      Form of Opinion of Counsel to the Borrower
E-2      Form of Opinion of Bahamian Counsel
F        Form of Assignment and Acceptance
G        Form of Subordination Agreement
H        Form of Exemption Certificate
I        Form of Qualified Non-U.S. Lender Note
J-1      Form of Pincay Ship Mortgage
J-2      Form of Shoemaker Ship Mortgage
K        Form of PIK Note

                                                                  EXHIBIT 10.3



          CREDIT AGREEMENT, dated as of September 30, 1996, among RIGCO NORTH AMERICA, L.L.C., a Delaware limited liability company (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders"), LEHMAN COMMERCIAL PAPER INC., as Advisor, Syndication Agent and Arranger, LEHMAN COMMERCIAL PAPER INC., as collateral and documentation agent (in such capacity, the "Collateral and Documentation Agent") and LEHMAN COMMERCIAL PAPER INC., as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").


                             W I T N E S S E T H :


                 WHEREAS, the Borrower wishes to acquire (as set forth in greater detail below, the "Acquisition") the FPS Laffit Pincay and the FPS Bill Shoemaker (collectively, the "Rigs");

                 WHEREAS, the Borrower has requested the Administrative Agent and the Lenders to enter into this Credit Agreement and the Lenders to make the loans as provided for herein to provide the Borrower with funds to be used to finance (i) a portion of the consideration for the Acquisition and (ii) the upgrade and make-ready of the Rigs after the consummation of the Acquisition; and

                 WHEREAS, the Lenders have agreed to make such loans to the Borrower on the terms and subject to the conditions set forth herein and for no other purposes except as set forth herein;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                            SECTION 1.  DEFINITIONS

                 1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                 "Acquisition": the collective reference to (i) the acquisition by the Borrower of the Pincay and certain accounts receivable with respect thereto from DeepFlex Production Partners L.P. ("DPP"), an Affiliate of the Borrower, in consideration of the assumption by the Borrower of all indebtedness of DPP to DPSI, (ii) the contribution to DPSI by DeepTech of all of the Capital Stock of FPS V, (iii) the assumption by DPSI of $783,986 of indebtedness of FPS V to Highwood Partners, L.P. (the "FPS V-Highwood Indebtedness") in consideration of a promissory note from FPS V in like amount, (iv) the assumption by FPS III of fifty percent (50%) of the Citibank Obligations and the assumption by FPS V of fifty percent (50%) of the Citibank Obligations, in each case, in consideration of a promissory note from DPSI in like amount, (v) the assumption by FPS III of fifty percent (50%) of the FPS V-

         Highwood Indebtedness and the assumption by FPS V of fifty percent (50%) of the FPS V-Highwood Indebtedness, in each case, in consideration of a promissory note from DPSI in like amount, (vi) the merger of Deepwater Drillers, L.L.C. (the "Deepwater"), an Affiliate of the Borrower and the owner of the Shoemaker, with and into the Borrower in consideration of the assumption by the Borrower of the indebtedness assumed by FPS III and FPS V under the preceding clauses (iv) and (v), and (vii) the payment by the Borrower of the Highwood Obligations, including the FPS V-Highwood Indebtedness, and the Citibank Obligations, in each case in accordance with the Acquisition, Assumption and Contribution Agreement.

                 "Acquisition, Assumption and Contribution Agreement": the Acquisition, Assumption and Contribution Agreement among DeepTech, DPP, DPSI, FPS III, FPS V, the Borrower and Deepwater dated as of the date of this Agreement, a true and correct copy of which is attached as Exhibit P.

                 "Administrative Agent":  as defined in the preamble hereto.

                 "Affiliate": as to any Person, any other Person (other than a Restricted Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                 "Agent" or "Agents": the individual or collective reference to the Administrative Agent, the Collateral and Documentation Agent and the Arranger.

                 "Agreement": this Credit Agreement, as amended, supplemented or otherwise modified from time to time.

                 "Amoco Drilling Contract":  as defined in subsection 4.1(w).

                 "Amoco Drilling Contract Date": the date on which the Amoco Drilling Contract or a Drilling Contract equivalent or superior to the Amoco Drilling Contract and acceptable to the Required Lenders has been executed and delivered by the Charterer and the customer thereunder.

                 "Arranger": Lehman Commercial Paper Inc., in its capacities as Advisor, Syndication Agent and Arranger.

                 "Asset Sale": any sale, lease, sale-leaseback, assignment or other disposition by the Borrower or any of its Subsidiaries of any of its property or assets, including the stock of any Subsidiary of the Borrower.

                 "Assignee":  as defined in subsection 9.6(c).

                 "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Citibank, N.A. as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Citibank, N.A. in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                 "Base Rate Loans": Loans the rate of interest applicable to which is based upon the Base Rate.

                 "Borrower Security Agreement": the Security Agreement to be executed and delivered by the Borrower, substantially in the form of Exhibit B, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Business":  as defined in subsection 3.17.

                 "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                 "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                 "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
         (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                 "Cash Interest Expense": for any period, Interest Expense for such period minus the amount of all non- cash interest charges included in Interest Expense for such period.

                 "C/D Assessment Rate": for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                 "C/D Reserve Percentage": for any day, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                 "Change of Control":  the occurrence of any of the following:

                          (a) the acquisition by any Person or two or more Persons acting in concert (other than the management of DeepTech as of the Closing Date) of beneficial ownership (within the meaning of Rule 13d- 3, promulgated by the Securities and Exchange Commission and now in effect under the Securities Exchange Act of 1934, as amended) of 50% or more of the issued and outstanding shares of voting stock of DeepTech; or

                          (b) any member of the Tatham Group shall sell or otherwise dispose of any shares of common stock of DeepTech if, after giving effect thereto, the Tatham Group shall legally and beneficially own less than 25% of the common stock of DeepTech; or

                          (c) DeepTech shall cease to legally and beneficially own, whether directly or indirectly, at least 50% of the Capital Stock of the Borrower, free and clear of Liens; or

                          (d) DeepTech shall cease to have the power to control the management of the Borrower.

                 "Charters": the collective reference to (i) the Charter with respect to the Pincay made October 13, 1995 between the Charterer and the Borrower, a true and correct copy of which is attached hereto as Exhibit N as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof, (ii) the Charter with respect to the Shoemaker made September 13, 1996, between the Charterer and the Borrower, a true and correct copy of which is attached hereto as Exhibit M as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                 "Charterer": the Sedco Forex Division of Schlumberger Technology Corporation.

                 "Citibank Creditors": the obligees in respect of the Citibank Obligations.

                 "Citibank Obligations": the obligations secured by the mortgage and related deed of covenants in favor of Citicorp USA, Inc. as collateral agent covering the Pincay.

                 "Closing Date": the date, on or before September 30, 1996, on which the conditions precedent set forth in subsection 4.1 shall be satisfied and the Loans shall be made.

                 "Code": the Internal Revenue Code of 1986, as amended from time to time.

                 "Collateral": all assets of the Loan Parties, now owned or hereinafter acquired, upon which a Lien is purported to be created by any Security Document.

                 "Collateral and Documentation Agent": Lehman Commercial Paper Inc., in its capacity as collateral and documentation agent.

                 "Commitment": as to any Lender, the obligation of such Lender to make a Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

                 "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate amount of the Commitments.

                 "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                 "Consent and Agreement": as defined in the Borrower Security Agreement.

                 "Construction Fund Collateral Account: as defined in subsection 2.2(b).

                 "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                 "Current Assets": at the date of determination, all assets which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Borrower as current assets plus any Mobilization Fees to be paid to the Borrower which, in accordance with the GAAP, would not be classified on a consolidated balance sheet of the Borrower as current assets.

                 "Current Liabilities": at the date of determination, all liabilities which, in accordance with GAAP, would be classified on a consolidated balance sheet of the Borrower as current liabilities, other than the current portion of Indebtedness permitted hereunder.

                 "Deed of Covenants": each deed of covenants dated as of the date of the related Ship Mortgage between the Borrower and the Collateral and Documentation Agent.

                 "DeepTech": DeepTech International Inc., a Delaware corporation.

                 "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Dollars" and "$": dollars in lawful currency of the United States of America.

                 "Drilling Contracts": the collective reference to contracts between the Charterer and Persons, which may be Affiliates of the Borrower, for utilization of the Rigs.

                 "DPSI": DeepFlex Production Services, Inc., a Delaware corporation.

                 "EBITDA":  for any period, the sum of, without duplication,
         (i) Net Income for such period, (ii) Interest Expense for such period,
         (iii) the amount of taxes, depreciation and amortization deducted from earnings in determining such Net Income and (iv) to the extent all or any portion is not included in clauses (i) through (iii) above, Mobilization Fees received by the Borrower during such period.

                 "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                 "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                 "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                 "Excess Cash Flow": for any period, Net Income for such period, plus the sum of (i) depreciation expense and amortization expense deducted from earnings in determining such Net Income, (ii) the net increase during such period (if any) in deferred tax accounts of the Borrower and its Restricted Subsidiaries, (iii) interest expense attributable to interest accrued on the PIK Notes during such period (other than PIK Notes issued pursuant to clause (ii) of the definition of Permitted Issuance in this subsection 1.1) and (iv) to the extent any portion or all is not included in the computation of such Net Income, the amount of any Mobilization Fees received by the Borrower during such period, and minus the sum of (i) the net decrease during such period (if any) in deferred tax accounts of the Borrower and its Restricted Subsidiaries, (ii) scheduled principal payments on Indebtedness of the Borrower and its Restricted Subsidiaries during such period, (iii) mandatory prepayments made during such period pursuant to subsection 2.5(c), (iv) to the extent the amount of the

         Net Proceeds of any Asset Sale constitutes Net Income, mandatory prepayments during such period with such Net Proceeds pursuant to subsection 2.5(b), in each case, determined on a consolidated basis in accordance with GAAP, (v) payments pursuant to the LLC Agreement contemplated by subsection 4.1(c), (vi) Mobilization Fees received by the Borrower during such period and utilized by the Borrower for capital expenditures actually paid in cash during such period permitted pursuant to subsection 6.8, (vii) the amount of capital expenditures actually paid in cash during such period which constitute amounts specified in clause (iii) of subsection 6.8 and (viii) any interest expense capitalized for GAAP purposes that was actually paid in cash during such period.

                 "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                 "Foreign Subsidiary": any Subsidiary of the Borrower organized under the laws of any jurisdiction outside the United States of America.

                 "FPS III": FPS III, Inc., a Delaware corporation and wholly-owned Subsidiary of DPSI.

                 "FPS V": FPS V, Inc., a Delaware corporation and wholly-owned Subsidiary of DPSI.

                 "Funds Transfer Date": the later to occur of (i) the Amoco Drilling Contract Date and (ii) the earlier to occur of (x) the Second Closing Date and (y) November 30, 1996.

                 "GAAP": generally accepted accounting principles in the United States of America in effect from time to time, except that the Rigs shall be recorded on the balance sheet of the Borrower at their fair market value on the Closing Date and except that in connection with any calculation of any amount referenced, directly or indirectly, in subsection 6.1, "GAAP" shall mean generally accepted accounting principles in the United States of America on the date hereof.

                 "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                 "Highwood Creditors": the obligees in respect of the Highwood Obligations.

                 "Highwood Obligations": the obligations secured by (i) the mortgage and related deed of covenants in favor of Highwood Partners, L.P. covering the Shoemaker and (ii) the mortgage and related deed of covenants in favor of FPS III covering the Shoemaker.

                 "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
         (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                 "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                 "Insolvent":  pertaining to a condition of Insolvency.

                 "Interest Expense": for any period, the amount of interest expense, both expensed and capitalized, of the Borrower and its Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP for such period.

                 "Interest Payment Date": the last day of each December, March, June and September.

                 "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                 "Loan":  as defined in subsection 2.1.

                 "Loan Documents": this Agreement, the Notes, the Security Documents, the Subordination Agreement, the Warrant Agreement and any Warrants issued pursuant to the Warrant Agreement.

                 "Loan Parties": the Borrower, the Pledgors, and any Subordinated Creditor party to the Subordination Agreement.

                 "Management Agreement": the Management Agreement, dated September 30, 1996, by and between DPSI and the Borrower, a true and correct copy of which is attached hereto as Exhibit O, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

                 "Material Adverse Effect": a material adverse effect on (a) the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of any Agent or the Lenders hereunder or thereunder.

                 "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                 "Mobilization Fees": mobilization and bonus fees paid or to be paid to the Borrower pursuant to a definitive written contract for the relocation of the Rigs less (i) the portion of such fees which constitute reimbursed expenses of such relocation and (ii) any unreimbursed expenses of such relocation.

                 "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                 "Net Income": for any period, net income of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

                 "Net Proceeds": the aggregate cash proceeds received by the Borrower or any of its Restricted Subsidiaries in respect of:

                          (a) any issuance by the Borrower or any of its Subsidiaries of Capital Stock after the Closing Date;

                          (b)  any Asset Sale;

                          (c) any cash payments received in respect of promissory notes delivered to the Borrower or such Subsidiary in respect of an Asset Sale;

         in each case net of (without duplication) (A), in the case of an Asset Sale, the amount required to repay any Indebtedness (other than the Loans) secured by a Lien on any assets of the Borrower or a Subsidiary of the Borrower that are sold or otherwise disposed of in connection with such Asset Sale, (B) the reasonable expenses (including legal fees and brokers' and underwriters' commissions, lenders fees or credit enhancement fees, in any case, paid to third parties or, to the extent permitted hereby, Affiliates) incurred in effecting such issuance or sale and (C) any taxes reasonably attributable to such sale and reasonably estimated by the Borrower or such Subsidiary to be actually payable.

                 "Net Worth": as of the date of determination, all items which in conformity with GAAP would be included under shareholders' equity on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

                 "Non-Excluded Taxes":  as defined in subsection 2.10.

                 "Non-U.S. Lender":  as defined in subsection 2.9(b).

                 "Note": as defined in subsection 2.3, which term shall, where the context permits, include any Qualified Non-U.S. Lender Note.

                 "Obligations:  as defined in the Borrower Security Agreement.

                 "Parent Pledge Agreement": the Pledge Agreement to be executed and delivered by the Pledgors, substantially in the form of Exhibit C, as the same may be amended, supplemented or otherwise modified from time to time.

                 "Participant":  as defined in subsection 9.6(b).

                 "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                 "Permitted Issuance": (i) the issuance of Capital Stock and/or the incurrence of Indebtedness evidenced by PIK Notes issued by the Borrower for cash at par, the aggregate proceeds of which during the term of this Agreement do not exceed $5,000,000 and the net proceeds of which are used by the Borrower to make capital improvements to the Rigs pursuant to subsection 6.8, (ii) the issuance of Capital Stock and/or the incurrence of Indebtedness evidenced by PIK Notes issued by the Borrower for cash at par the aggregate proceeds of which during the term of this Agreement do not exceed $1,000,000 and the net proceeds of which are used by the Borrower solely for purposes of capitalizing one or more Unrestricted Subsidiaries, and (iii) the issuance of Capital Stock and/or the incurrence of Indebtedness by any Unrestricted Subsidiary the net proceeds of which are used by the Unrestricted Subsidiary for any purpose permitted by subsection 6.15.

                 "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                 "PIK Notes": subordinated payment-in-kind notes of the Borrower issued to DPSI or any other Affiliate of Deeptech, with a maturity date no earlier than September 1, 2003 and interest prior to maturity payable only in PIK Notes, each in the form of Exhibit K with the blanks appropriately filled, as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

                 "Pincay": the FPS Laffit Pincay currently registered under the laws of the Bahamas, including, without limitation, all boilers, engines, machinery, masts, spars, rigging, boats, covers, anchors, chains, tackle, apparel, furniture, fittings and equipment, drilling equipment, production equipment, processing facilities (including, without limitation, separators, dehydration equipment, heaters and gas compressors), components including, without limitation, pumps, drill pipes, collars, racking, housing, blowout preventers, spare parts and supporting inventory and vehicles (whether on board or not on board), living quarters and all other appurtenances thereto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Pincay, and all proceeds and products of the foregoing, as more particularly described in the relevant Ship Mortgage; excluding such items as may be removed from the FPS Laffit Pincay in accordance with this Agreement and the relevant Ship Mortgage after such time as those items shall be removed.

                 "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                 "Pledgors": the collective reference to FPS III and FPS V and any other owner of interests in the Borrower which shall become a pledgor party to the Parent Pledge Agreement after the Closing Date in the manner contemplated therein.

                 "Properties":  as defined in subsection 3.17.

                 "Qualified Non-U.S. Lender Note": as defined in subsection 9.6(d).

                 "Qualified Non-U.S. Lender Noteholder": as defined in subsection 9.6(e).

                 "Register":  as defined in subsection 9.6(f).

                 "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                 "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                 "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                 "Required Lenders": (a) at any time prior to the Closing Date, Lenders the Commitment Percentages of which aggregate more than 66-2/3%; and (b) at any time from and after the Closing Date, Lenders holding more than 66-2/3% of the aggregate outstanding principal amount of the Loans.

                 "Requirement of Law": as to any Person, the Certificate of Incorporation, By-Laws, articles of organization, operating agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                 "Restricted Subsidiary": any Subsidiary other than an Unrestricted Subsidiary.

                 "Rigs":  as defined in the recitals hereto.

                 "Second Closing Date": the date on which (i) this Agreement and the other Loan Documents shall have been amended to appoint a new administrative agent and collateral and documentation agent and to reflect certain other amendments made at the request of the Arranger and certain financial institutions to become Lenders hereunder and under the other Loan Documents, (ii) all filings, registrations and other actions, including, without limitation, the filing of duly executed UCC financing statements and registrations in the Bahamas (with an accompanying opinion of Bahamian counsel) or other relevant foreign jurisdictions, necessary or, in the opinion of the Arranger, desirable to effectuate the appointment of a new collateral and documentation agent and continue the perfection of the Liens created by the Security Documents and the Ship Mortgages shall have been completed and (iii) various financial institutions satisfactory to the Arranger shall have become Lenders hereunder and under the other Loan Documents, all in form and substance satisfactory to the Arranger.

                 "Security Documents": the collective reference to the Ship Mortgages, the Borrower Security Agreement, the Parent Pledge Agreement and all other security documents hereafter delivered to the Collateral and Documentation Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrower hereunder and under any of the other Loan Documents or to secure any guarantee of any such obligations and liabilities.

                 "Ship Mortgages": the collective reference to (i) the Ship Mortgage and related Deed of Covenants to be executed and delivered by the Borrower in favor of the Collateral and Documentation Agent, substantially in the form of Exhibit J-1, as the same may be modified from time to time, in which a mortgage is granted on the Pincay to secure the payment of the Obligations and (ii) the Ship Mortgage and related Deed of Covenants to be executed and delivered by the Borrower in favor of the Collateral and Documentation Agent, substantially in the form of Exhibit J-2, as the same may be modified from time to time, in which a mortgage is granted on the Shoemaker to secure the payment of the Obligations.

                 "Shoemaker": the FPS Bill Shoemaker currently registered under the laws of the Bahamas including, without limitation, all boilers, engines, machinery, masts, spars, rigging, boats, covers, anchors, chains, tackle, apparel, furniture, fittings and equipment, drilling equipment, production equipment, processing facilities (including, without limitation, separators, dehydration equipment, heaters and gas compressors), components including, without limitation, pumps, drill pipes, collars, racking, housing, blowout preventers, spare parts and supporting inventory and vehicles (whether on board or not on board), living quarters and all other appurtenances thereto appertaining or belonging, whether now owned or hereafter acquired, whether on board or not, and all additions, improvements and replacements hereafter made in or to the Shoemaker, and all proceeds and products of the foregoing, as more particularly described in the relevant Ship Mortgage; excluding such items as may be removed from the FPS Bill Shoemaker in accordance with this Agreement and the relevant Ship Mortgage after such time as those items shall be removed.

                 "Shoemaker Upgrade Agreement": the Drilling Make-Ready Agreement dated June 1, 1996 between the Borrower and Schlumberger Technology Corporation relating to the upgrade and make-ready of the Shoemaker, a true and correct copy of which is attached hereto as Exhibit L, as the same may be amended, supplemented or otherwise modified in accordance with the terms hereof.

                 "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                 "Subordination Agreement": the Subordination Agreement, dated as of September 30, 1996, by and among DPSI as the Subordinated Creditor (as defined therein), the Borrower and the Collateral and Documentation Agent, substantially in the form of Exhibit G.

                 "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

                 "Tatham":  Thomas P. Tatham.

                 "Tatham Group": Tatham, his spouse, their children and trusts controlled by any of the foregoing the sole beneficiaries of which are any of the foregoing.

                 "Trade Expenses": payables due any Person in respect of any repairs, supplies, towage, use of dry dock or marine railway or other "necessaries" as defined in 46 USC Section 31301 in respect of the Pincay or the Shoemaker.

                 "Transferee":  as defined in subsection 9.6(h).

                 "Unrestricted Subsidiary": any Subsidiary of the Borrower and any other corporation, partnership or other entity (a) with respect to which the Borrower owns, or has the ability to vote, whether directly or indirectly through one or more intermediaries, or both, more than fifty percent (50%) of the shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect the directors or other managers of such corporation, partnership or other entity and (b) which is initially capitalized through proceeds of securities issued pursuant to clause
         (ii) or (iii) of the definition of Permitted Issuance in subsection
         1.1 and sources of capital, if any, other than the Loans.

                 "U.S. Taxes": any tax, assessment, or other charge or levy and any liabilities with respect thereto, including any penalties, additions to tax, fines or interest thereon, imposed by or on behalf of the United States or any taxing authority thereof.

                 "Warrant Agreement": the Warrant Agreement to be executed and delivered by the Borrower to the Arranger (or one of its Affiliates) on the Closing Date, in the form agreed by the Borrower and the Arranger.

                 "Warrants": the warrants to purchase interests in the Borrower issued pursuant to the Warrant Agreement.

                 "Working Capital": at any date, Current Assets minus Current Liabilities, in each case at such date.

                 1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                 (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                 (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                 (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                 (e) The Borrower has no Subsidiaries on the date of this Agreement; accordingly, references in the Loan Documents to the Borrower and its Subsidiaries shall be deemed to be references to the Borrower alone for so long as the Borrower has no Subsidiaries.


                    SECTION 2.  AMOUNT AND TERMS OF LOANS

                 2.1 Loans. Subject to the terms and conditions hereof, each Lender severally agrees to make a term loan (a "Loan") to the Borrower on the Closing Date in an amount not to exceed the amount of the Commitment of such Lender then in effect.

                 2.2 Procedure for Loan Borrowing; Construction Fund Collateral Account. (a) The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the Closing Date) requesting that the Lenders make the Loans on the Closing Date and specifying the amount to be borrowed. Upon receipt of such notice the Administrative Agent shall promptly notify each Lender thereof. No later than 11:00 A.M., New York City time, on the Closing Date, each Lender shall make available to the Administrative Agent at its office specified in subsection 9.2 the full amount of its Loan. The Administrative Agent shall, upon receipt of such sums, (i) credit the Construction Fund Collateral Account with $24,294,782.64 and the Restricted Funds Collateral Subaccount (as defined below) with $7,961,027.74 of the proceeds of the Loans, (ii) disburse $16,062,430.08 to the Highwood Creditors in payment of the Highwood Obligations (such amount being the net amount due the Highwood Creditors after giving effect to the exercise by the Highwood Creditors of certain warrants of DeepTech), (iii) disburse $12,116,000 to the Citibank Creditors in payment of the Citibank Obligations, (iv) disburse $1,618,286.92 to DeepTech in accordance with the summary of funds transfer presented to the Administrative Agent and (v) credit the account of the Borrower on the books of such office of the Administrative Agent with the remainder of the amounts made available to the Administrative Agent by the Lenders, in each case in like funds as received by the Administrative Agent.

                 (b) Prior to the Closing Date the Collateral and Documentation Agent shall establish a cash collateral account (the "Construction Fund Collateral Account") over which the Collateral and Documentation Agent shall have sole dominion and control and from which the Borrower shall have no right of withdrawal and shall also establish a subaccount (the "Restricted Funds Collateral Subaccount") of the Construction Fund Collateral Account. As provided in paragraph (a) above, on the Closing Date $24,294,782.64 of the proceeds of the Loans will be deposited in the Construction Fund Collateral Account and $7,961,027.74 of the proceeds of the Loans will be deposited in the Restricted Funds Collateral Subaccount. Upon presentation to the Collateral and Documentation Agent of (i) a copy of notices issued in good faith by the Charterer to the Borrower to the effect that it is undertaking commitments to obtain goods and services (and providing reasonable detail of such goods and services) in accordance with the Shoemaker Upgrade Agreement and (ii) the Borrower's written request to the Collateral and Documentation Agent to release funds from the Construction Fund Collateral Account (but, prior to the Second Closing Date, not from the Restricted Funds Collateral Subaccount) in the amount specified in such notices and so long as no Default or Event of Default shall have occurred and be continuing, the Collateral and Documentation Agent will release such funds and transfer the same as directed by the Charterer for safekeeping, pending payment of invoices for such goods and services; provided, however, that (i) if the Amoco Drilling Contract Date has not occurred by November 30, 1996, then all sums then on deposit in the Restricted Funds Collateral Subaccount shall be applied to the mandatory prepayment of the Loans for application in accordance with the provisions of subsection 2.5(d), (ii) if the Amoco Drilling Contract Date has occurred by November 30, 1996, then on the Funds Transfer Date, (x) so much of the sums then on deposit in the Restricted Funds Collateral Subaccount as may, in the view of the Borrower and the Charterer, be necessary to collateralize and fund the remaining make ready of the Shoemaker (after giving effect to any such make ready which is to be reimbursed by the customer under the applicable Drilling Contract) in accordance with the Shoemaker Upgrade Agreement as then in effect shall be transferred from the Restricted

Funds Collateral Subaccount to the general portion of the Construction Fund Collateral Account and made available in accordance with this subsection 2.2(b), (y) the first $2,500,000 (or such lesser amount as may then be on deposit in the Restricted Funds Collateral Subaccount) of the sum then on deposit in the Restricted Funds Collateral Subaccount shall be released to the Borrower and may be used by the Borrower to finance capital expenditures in respect of any of the Rigs, without regard to any limit set forth in section
6.8 of this Agreement and (z) the remainder of the funds in the Restricted Funds Collateral Subaccount shall remain in such account until such time as the upgrade contemplated by the Shoemaker Upgrade Agreement shall have been completed and thereafter released to the Borrower in the same manner contemplated by clause (y) above; provided that if pursuant to the procedure described in clause (x) above additional funds shall be required to complete the make ready of the Shoemaker, such funds shall be transferred to the general portion of the Construction Fund Collateral Account out of the Restricted Funds Collateral Subaccount.

                 2.3 Note. The Loan made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A (the "Note"), with appropriate insertions therein as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the Loan of such Lender. Each Lender is hereby authorized to record the date and amount of each payment or prepayment of principal of its Loan on the schedule annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. The Note shall (a) be dated the Closing Date, (b) be stated to mature in 8 consecutive quarterly installments, payable on the last day of each December, March, June and September, commencing December 31, 1996, the first seven installments of which shall each be in an aggregate amount for all the Lenders of $250,000 and the eighth installment of which shall be in an aggregate amount for all the Lenders of $63,250,000 and (c) provide for the payment of interest in accordance with subsection 2.6.

                 2.4 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least four Business Days' irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Subject to subsection 2.5(d), partial prepayments of the Loans shall be applied to the installments of principal thereof in the inverse order of their scheduled maturities. Amounts prepaid on account of the Loans may not be reborrowed. Partial prepayments shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof.

                 2.5 Mandatory Prepayments. (a) If, subsequent to the Closing Date, the Borrower or any of its Subsidiaries shall issue and sell any Capital Stock or incur any Indebtedness other than pursuant to a Permitted Issuance, 100% of the Net Proceeds thereof shall be applied on each date of receipt of such proceeds toward the prepayment of the Loans as set forth in subsection 2.5(d).

                 (b) If, subsequent to the Closing Date, the Borrower or any of its Restricted Subsidiaries shall receive Net Proceeds from any Asset Sale, including, without limitation, insurance and condemnation proceeds, 100% of such Net Proceeds shall be applied on each date of receipt of such proceeds toward the prepayment of the Loans as set forth in subsection 2.5(d).

                 (c) If for any fiscal quarter, commencing with the fiscal quarter following the fiscal quarter in which the Closing Date occurs, there shall be Excess Cash Flow for such fiscal quarter, 100% of such Excess Cash Flow shall be applied toward prepayment of the Loans as set forth in subsection 2.5(d). Each such prepayment shall be made on or before the forty-fifth day following the last day of such fiscal quarter.

                 (d) Subject to the third succeeding sentence, prepayments made pursuant to this subsection 2.5 shall be applied by the Borrower to the prepayment of the Loans pro rata according to the outstanding principal amounts thereof held by the respective Lenders. Prepayments of the Loans pursuant to this subsection 2.5 shall be applied to the remaining installments of each Loan in the inverse order of their scheduled maturities. Amounts prepaid on account of the Loans may not be reborrowed. With respect to any prepayment pursuant to subsection 2.4 or this subsection 2.5 (other than a prepayment in full of the Loans), at any time prior to the date of such prepayment, any holder of Loans may notify the Borrower and the Administrative Agent that such holder of Loans elects not to have such prepayment applied to such Loans pursuant to this subsection 2.5(d). Any such notice given by any such holder of Loans shall become effective on the date three Business Days after the date received by the Borrower and the Administrative Agent and shall remain in effect until the date three Business Days after the date on which the Borrower and the Administrative Agent receive a notice of revocation from such holder; provided, however, in the case of a mandatory prepayment pursuant to this subsection 2.5, a holder of Loans which elects not to have such prepayment applied to such Loans may notify the Borrower and the Administrative Agent of such election and in such event shall immediately return any moneys it has received on account of such mandatory prepayment to the Administrative Agent, which moneys (and any moneys which such holder would be entitled to but had not yet received on account of such mandatory prepayment had it not made such an election) shall be applied in accordance with the immediately succeeding sentence. If any such holder of a Loan shall have so elected not to have prepayments applied to such Loan, the amount of such prepayment which would have been applied to such Loan shall be instead applied to the Loans held by any holder which has not made an election pursuant to this subsection 2.5(d), pro rata in accordance with the principal amounts held by such holders.

                 (e) The Borrower shall give the Administrative Agent (which shall promptly notify each Lender) at least one Business Day's notice of each prepayment pursuant to this subsection 2.5 setting forth the date and amount thereof.

                 2.6 Interest Rates and Payment Dates. (a) Each Loan shall bear interest at a rate per annum equal to the Base Rate plus 3% per annum.

                 (b)  If all or a portion of (i) any principal of any Loan,
(ii) any interest payable thereon, (iii) any other amount payable hereunder or in connection herewith shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest or other amount shall bear interest at a rate per annum which is the rate described in paragraph (a) of this subsection plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

                 (c) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (b) of this subsection shall be payable from time to time on demand.

                 2.7 Computation of Interest. (a) Whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Base Rate, the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                 (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                 2.8 Pro Rata Treatment and Payments. (a) Except as provided in subsection 2.5(d), each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

                 (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to the Closing Date that such Lender will not make the amount that would constitute its Commitment Percentage of the Loans available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Closing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of the borrowing is not made available to the Administrative Agent by such Lender within three Business Days of the Closing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Loans hereunder, on demand, from the Borrower.

                 2.9 Taxes. (a) All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between any Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to any Agent or any Lender hereunder or under any Note, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the relevant Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the relevant Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agents and the Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

                 (b) Each Lender, Assignee and Participant that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America, or any estate or trust that is subject to

U.S. federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

                 (A) (x) two duly completed and signed copies of either Internal Revenue Service Form 1001 (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents) or Form 4224 (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents), or successor and related applicable forms, as the case may be, and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or W-9, or successor and related applicable forms, as the case may be; or

                 (B) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form of Exhibit H (or such other form of statement as shall be reasonably requested by the Borrower from time to time) to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form (it being understood and agreed that no Participant and, without the prior written consent of the Borrower described in clause (B) of the proviso to the first sentence of subsection 9.6(c), no Assignee shall be entitled to deliver any forms or statements pursuant to this clause (B), but rather shall be required to deliver forms pursuant to clause (A) of this subsection 2.9(b)).

Each Non-U.S. Lender that delivers a statement in the form of Exhibit H (or such other form of statement as shall have been requested by the Borrower) agrees that it shall hold only Qualified Non-U.S. Lender Notes and that it shall be the sole beneficial and record owner of all Qualified Non-U.S. Lender Notes held by it. Further, each Non-U.S. Lender agrees (i) to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Forms 1001, 4224, W-8 or W-9, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with applicable U.S. laws and regulations, (ii) in the case of a Non-U.S. Lender that delivers a statement in the form of Exhibit H (or such other form of statement as shall have been requested by the Borrower), to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such statement on an annual basis on the anniversary of the date on which such

Non-U.S. Lender became a party to this Agreement and to deliver promptly to the Borrower and the Administrative Agent, and if applicable, the assigning Lender, such additional statements and forms as shall be reasonably requested by the Borrower from time to time, and (iii) to notify promptly the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form or statement previously delivered by it pursuant to this subsection 2.9(b). Each Non-U.S. Lender agrees to indemnify and hold harmless the Borrower from and against any taxes, penalties, interest or other costs or losses (including, without limitation, reasonable attorneys' fees and expenses) incurred or payable by the Borrower as a result of the failure of the Borrower to comply with its obligations to deduct or withhold any U.S. Taxes from any payments made pursuant to this Agreement to such Non-U.S. Lender or the Administrative Agent which failure resulted from the Borrower's reliance on any form, statement, certificate or other information provided to it by such Non-U.S. Lender pursuant to clause (B) or clause (ii) of this subsection 2.9(b). The Borrower hereby agrees that for so long as a Non-U.S. Lender complies with this subsection 2.9(e), the Borrower shall not withhold any amounts from any payments made pursuant to this Agreement to such Non-U.S. Lender, unless the Borrower reasonably determines that it is required by law to withhold or deduct any amounts from any payments made to such Non- U.S. Lender pursuant to this Agreement. Notwithstanding any other provision of this subsection 2.9(b), a Non-U.S. Lender shall not be required to deliver any form or statement pursuant to the immediately preceding sentences in this subsection 2.9(b) that such Non-U.S. Lender is not legally able to deliver (it being understood and agreed that the Borrower shall withhold or deduct such amounts from any payments made to such Non-U.S. Lender that the Borrower reasonably determines are required by law). If any Loan Party other than the Borrower makes any payment to any Non-U.S. Lender under any Loan Document, the foregoing provisions of this subsection 2.9 shall apply to such Non-U.S. Lender and such Loan Party as if such Loan Party were the Borrower (but a Non-U.S. Lender shall not be required to provide any form or make any statement to any such Loan Party unless such Non-U.S. Lender has received a request to do so from such Loan Party and has a reasonable time to comply with such request).

                 2.10 Administrative Agent's Fee. The Borrower shall pay to the Administrative Agent for its own account an annual agent's fee in the amount agreed between the Borrower and the Administrative Agent, payable on each of the Second Closing Date and each anniversary of the Closing Date.


                   SECTION 3.  REPRESENTATIONS AND WARRANTIES

                 To induce the Agents and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agents and each Lender that:

                 3.1 Financial Condition. The unaudited pro forma balance sheet of the Borrower as at September 30, 1996 the "Pro Forma Balance Sheet"), a copy of which has heretofore been furnished to each Lender, was prepared after giving effect to the capitalization of the Borrower, the Acquisition and the transactions contemplated thereby, the Loans hereunder and the use of the proceeds thereof and the payment of related fees and expenses. The Pro Forma Balance Sheet presents fairly on a pro forma basis the financial position of the Borrower as at September 30, 1996 assuming that the events and assumptions specified in the preceding sentence had actually occurred or are true, as the case may be, on that date and subject to the recording of the Rigs contemplated by the definition of GAAP. As of the date of the Pro Forma Balance Sheet, the Borrower did not have any material obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.

                 3.2 No Change. (a) Since September 30, 1996 there has been no development or event which has had or could reasonably be expected to have a Material Adverse Effect, and (b) during the period from September 30, 1996 to and including the date hereof no dividends or other distributions have been declared, paid or made upon the Capital Stock of the Borrower nor has any of the Capital Stock of the Borrower been redeemed, retired, purchased or otherwise acquired for value by the Borrower or any of its Subsidiaries.

                 3.3 Existence; Compliance with Law. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and, in the case of the corporate Subsidiaries of the Borrower, in good standing under the laws of the jurisdiction of its organization, (b) has the power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified and, in the case of the corporate Subsidiaries of the Borrower, in good standing under the laws of each jurisdiction wherein the failure to be so qualified and in good standing could have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

                 3.4 Power; Authorization; Enforceable Obligations. Each of the Loan Parties has the power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to borrow hereunder and has taken all necessary action to authorize the borrowings on the terms and conditions of this Agreement and any Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents other than the filings necessary to record Liens under the Security Documents or such as have already been obtained. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each Loan Party thereto. This Agreement constitutes, and each other Loan Document to which it is a party when executed and delivered will constitute, a legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                 3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents to which any Loan Party is a party, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law (the violation of which could reasonably be expected to have a Material Adverse Effect) or Contractual Obligation of such Loan Party or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

                 3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues, except as disclosed in Schedule 3.6, none of which (a) is with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) could reasonably be expected to have a Material Adverse Effect.

                 3.7 No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                 3.8 Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property (including, without limitation, the Rigs), and none of such property is subject to any Lien except as permitted by subsection 6.3.

                 3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, do not have a Material Adverse Effect.

                 3.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries has a Material Adverse Effect.

                 3.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                 3.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation G or Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-1 or FR Form U-1 referred to in said Regulation G or Regulation U, as the case may be.

                 3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent. None of DeepTech or any of its Subsidiaries maintains, or is subject to any liabilities or obligations under, any Plan.

                 3.14 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                 3.15 Subsidiaries. The Borrower has no Subsidiaries on the date hereof.

                 3.16 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower for the purposes set forth in subsection 2.2.

                 3.17  Environmental Matters.  Except as set forth on Schedule
3.17:

                 (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

                 (b) The Properties and all operations at the Properties are in compliance, and have in the last five years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Borrower or any of its Subsidiaries (the "Business") which could interfere with the continued operation of the Properties or materially impair the fair saleable value thereof.

                 (c) Neither the Borrower nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened.

                 (d) Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

                 (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

                 (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws.

                 (g) Each of the representations and warranties set forth in subsections 3.17(a) through (f) is true and correct with respect to the Rigs.

                 3.18 Security Interests. At all times after execution and delivery of each Security Documents by the parties thereto and satisfaction of the conditions specified in subsection 4.1, the security interests created for the benefit of the Collateral and Documentation Agent and the Lenders under the Security Documents will constitute valid, perfected security interests in the pledged securities thereunder, subject to no other Liens, except as permitted hereunder.

                 3.19 Majority-Owned Subsidiary. The Borrower is an indirect wholly-owned subsidiary of DeepTech.

                 3.20 Solvency. (a) Immediately following the Acquisition and the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds thereof, (i) the fair value of the assets of each of the Borrower, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower;
(ii) the present fair saleable value of the property of the Borrower will be greater than the amount that will be required to pay the probable liability of the Borrower on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

                 (b) The Borrower does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it and the timing and amounts of cash to be payable on or in respect of its Indebtedness.


                        SECTION 4.  CONDITIONS PRECEDENT

                 4.1 Conditions to Loans. The agreement of each Lender to make the Loan requested to be made by it is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

                 (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a member or duly authorized manager of the Borrower, with a counterpart for each Lender, (ii) the Parent Pledge Agreement, executed and delivered by a duly authorized officer of each Pledgor party thereto, with a counterpart or a conformed copy for each Lender, (iii) the Borrower Security

         Agreement, executed and delivered by a member or duly authorized manager of the Borrower, with a counterpart or a conformed copy for each Lender, (iv) each of the Ship Mortgages, each executed and delivered by a member or duly authorized manager of the Borrower, with a conformed copy for each Lender, and (v) the Subordination Agreement, executed and delivered by a member or duly authorized officer or manager of each party thereto, with a counterpart or a conformed copy for each Lender.

                 (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Charters, the Shoemaker Upgrade Agreement, each Drilling Contract, each Consent and Agreement, the principal documents relating to the Acquisition (including the Bills of Sale by which the Rigs are being transferred to the Borrower) and such other documents or instruments as may be reasonably requested by any Lender to which the Borrower, its Subsidiaries or any Pledgor may be a party, all of which shall be in full force and effect and in form and substance satisfactory to the Arranger.

                 (c) LLC Agreement; Management Agreement. The Administrative Agent shall have received, with a copy for each Lender, (i) the Limited Liability Company Agreement of the Borrower (the "LLC Agreement") and (ii) the Management Agreement, each of which shall be in full force and effect and in form and substance satisfactory to the Arranger.

                 (d) Borrowing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, satisfactory in form and substance to the Administrative Agent, executed by any member or authorized manager of the Borrower.

                 (e) Limited Liability Company Proceedings of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Management Committee of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder, (iii) the granting by it of the Liens created pursuant to the Security Documents to which it is a party and (iv) the issuance of the Warrants, certified by the Management Committee of the Borrower as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                 (f) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Management Committee of the Borrower, dated the Closing Date, as to the incumbency and signature of the members or managers of the Borrower executing any Loan Document satisfactory in form and substance to the Administrative Agent.

                 (g) Corporate Proceedings of Pledgors. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of each of the Pledgors party to the Parent Pledge Agreement authorizing (i) the execution, delivery and performance of the Parent Pledge Agreement and
         (ii) the granting by it of the Liens created pursuant to the Parent Pledge Agreement, certified by the Secretary or an Assistant Secretary of such Pledgor as of the Closing Date, which certificate shall be in form and substance satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

                 (h) Incumbency Certificates of Pledgors. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each of the Pledgors party to the Parent Pledge Agreement, dated the Closing Date, as to the incumbency and signature of the officers of such Pledgor executing the Parent Pledge Agreement satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Pledgor, as the case may be.

                 (i) Third-Party Consents. All governmental and third party approvals (including landlords' and other consents) necessary or advisable in connection with the Acquisition, the making of the Loans and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose materially adverse conditions on the Acquisition or the making of the Loans.

                 (j) Organizational Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation, by-laws, charter, partnership agreement or limited liability company agreement, as the case may be, each Loan Party, certified as of the Closing Date as complete and correct copies thereof by a member or authorized manager or the Secretary or an Assistant Secretary of such Loan Party.

                 (k) Consummation of Acquisition. The Acquisition shall have been consummated for an aggregate effective purchase price of $71,055,853, of which up to $31,000,000 shall be paid in cash and $40,055,853 shall be in the form of the PIK Notes, pursuant to satisfactory documentation, and no material provision thereof shall have been waived, amended, supplemented or otherwise modified. The Citibank Obligations and the Highwood Obligations shall have been paid in full and all Liens in favor of the Citibank Obligees and the Highwood Obligees on either Rig shall have been released.

                 (l) PIK Notes. The PIK Notes shall be satisfactory in all respects to the Lenders.

                 (m) Fees. The Arranger, the Administrative Agent and the Lenders shall have received all invoiced fees and expenses required to be paid on or before the Closing Date. The total amount of all fees and expenses payable by the Borrower and its Subsidiaries in connection with the Acquisition shall not exceed an amount satisfactory to the Arranger.

                 (n) Warrant Agreement. The Arranger (or one of its Affiliates) shall have received the Warrant Agreement and each Warrant required to be issued pursuant thereto, executed and delivered by a member or duly authorized manager of the Borrower.

                 (o) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender, the following executed legal opinions:

                               (i)  the executed legal opinion Akin, Gump,
                 Strauss, Hauer & Feld, L.L.P., counsel to the Borrower and the other Loan Parties, substantially in the form of Exhibit E-1; and

                              (ii)  the executed legal opinion of Graham,
                 Thompson & Co., Nassau, special counsel to the Administrative Agent with respect to matters of Bahamian law, substantially in the form of Exhibit E-2.

                 (p) Pro Forma Balance Sheet. The Administrative Agent shall have received, with a copy for each Lender, the Pro Forma Balance Sheet described in subsection 3.1.

                 (q) Solvency Opinion. The Administrative Agent shall have received, with a counterpart for each Lender, a solvency opinion reasonably satisfactory to the Lenders from an independent valuation firm reasonably satisfactory to the Lenders which shall document the solvency of the Borrower and its Subsidiaries after giving effect to the Acquisition, the making of the Loans and the other transactions contemplated hereby.

                 (r) Pledged Securities, etc. The Administrative Agent shall have received a Transaction Statement in the form of Exhibit A to the Parent Pledge Agreement confirming that the Borrower has registered the pledge of its Capital Stock effected by the Parent Pledge Agreement on its books.

                 (s) Actions to Perfect Liens; The Rigs. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the opinion of the Administrative Agent, desirable to perfect the Liens created by the Security Documents shall have been completed. The Administrative Agent shall have received evidence satisfactory to it that the Rigs are duly documented in the name of the

         Borrower and are not subject to any Lien other than the Liens of the Ship Mortgages and Liens permitted thereby.

                 (t) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent, of the Uniform Commercial Code, judgement and tax lien filings which may have been filed with respect to personal property of the Borrower in each of the jurisdictions and offices where assets of the Borrower or its Subsidiaries are located or recorded, and such search shall reveal no material liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by the Loan Documents or liens to be discharged on or prior to the Closing Date pursuant to documentation in form and substance satisfactory to the Administrative Agent.

                 (u) Insurance. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of subsection 5.5, Section 4.2 of the Borrower Security Agreement and Section 14 of the Ship Mortgages shall have been satisfied.

                 (v) Shoemaker Upgrade Agreement. The Administrative Agent shall have received the Shoemaker Upgrade Agreement executed and delivered by a member or duly authorized officer or manager of each of the parties thereto, with a conformed copy for each Lender, in form and substance satisfactory to the Arranger.

                 (w) Drilling Contracts. The Charterer shall have (i) with respect to the Pincay, entered into a Drilling Contract with a major international oil company and (ii) with respect to the Shoemaker, (A) entered into a Drilling Contract with Tatham Offshore, Inc. and (B) received a mandate letter from Amoco to enter into a Drilling Contract (such Drilling Contract, the "Amoco Drilling Contract"), in all cases providing for a minimum operating day rate thereunder of $62,500 per Rig per day and with a term satisfactory to the Arranger.

                 (x) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on the Closing Date.

                 (y) Use of Proceeds. The Lenders shall have received a certificate of the Borrower setting forth the intended use of proceeds of the Loans, certified by a member or authorized manager of the Borrower, which statement shall be satisfactory to the Lenders.

                 (z) Special Conditions. The Lenders shall have received (i) a detailed business plan for fiscal years 1996-1998 of the Borrower and a written analysis of the business and prospects of the Borrower and its Subsidiaries for the period from the Closing Date through August, 1998, in form and substance satisfactory to the Arranger, (ii) an appraisal of the Rigs in form and substance and by appraisers satisfactory to the Arranger and (iii) evidence that managers acceptable to the

         Arranger shall have been appointed by the members of the Borrower and shall be available to manage the operations of the Borrower and its Subsidiaries.

                 (aa) Additional Matters. All corporate, limited liability company and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement, the other Loan Documents and the Acquisition shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

The borrowing by the Borrower on the Closing Date shall constitute a representation and warranty by the Borrower as of the Closing Date that the conditions contained in this subsection have been satisfied.


                       SECTION 5.  AFFIRMATIVE COVENANTS

                 The Borrower hereby agrees that, so long as the Commitments remain in effect or any amount is owing to any Lender or any Agent hereunder or under any other Loan Document, the Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                 5.1  Financial Statements.  Furnish to each Lender:

                 (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse LLP or other independent certified public accountants of nationally recognized standing;

                 (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a member or authorized manager of the Borrower with responsibility for financial matters as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                 (c) as soon as available, but in any event not later than 45 days after the end of each calendar month, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a member or authorized manager of the Borrower with responsibility for financial matters as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or manager, as the case may be, and disclosed therein).

                 5.2  Certificates; Other Information.  Furnish to each Lender:

                 (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                 (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a), (b) and (c), a certificate of a member or authorized manager of the Borrower stating that, to the best of such member's or manager's knowledge, during such period (i) no Subsidiary of the Borrower has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrower has complied with the requirements of subsection 5.10 with respect thereto), (ii) neither the Borrower nor any of its Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto, (iii) each Loan Party has observed or performed all of their covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such member or manager has obtained no knowledge of any Default or Event of Default except as specified in such certificate and setting forth its calculation of the covenants set forth in subsection 6.1, and (iv) all insurance required to be maintained pursuant to the Loan Documents (including any charter or lease of the Pincay or the Shoemaker) is in full force and effect;

                 (c) not later than thirty days prior to the end of each fiscal year of the Borrower, a copy of the projections by the Borrower of the operating budget and cash flow budget of the Borrower and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a member or authorized manager of the Borrower with responsibility for financial matters to the effect that such projections have been prepared on the basis of sound financial planning practice and that such member or manager has no reason to believe they are incorrect or misleading in any material respect;

                 (d) within five days after the same are sent, copies of all financial statements and reports which the Borrower or any of its Subsidiaries sends to holders of its Capital Stock, and within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                 (e) not later than the forty-fifth day of each fiscal quarter, commencing with the fiscal quarter which begins on January 1, 1997, a statement setting forth its calculation of Excess Cash Flow for the preceding fiscal quarter;

                 (f) not later than the first Business Day of each month, a non-default certificate from a member or authorized manager of the Borrower with responsibility for financial matters, substantially in the form of Exhibit D hereto, which certificate shall also set forth the aggregate amount of unpaid Trade Expenses as of the last day of the prior month and the Trade Expenses projected to be incurred or created in the current month;

                 (g) concurrently with the delivery of the financial statements referred to in subsections 5.1(a), (b) and (c), a management narrative report explaining all significant variances from forecasts, projections and previous results and all significant current developments in staffing, marketing, sales and operations; and

                 (h) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

                 5.3 Payment of Obligations. Pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                 5.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it or permitted by subsection 6.15 and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 6.5; comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, have a Material Adverse Effect.

                 5.5 Maintenance of Property; Insurance. Keep all property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business (it being acknowledged that neither product liability nor business interruption are included within such risks); and furnish to each Lender, upon written request, full information as to the insurance carried.

                 5.6 Inspection of Property; Books and Records; Discussions. Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with officers and employees of the Borrower and its Subsidiaries and with its independent certified public accountants.

                 5.7 Notices. Promptly give notice to the Administrative Agent and each Lender of:

                 (a)  the occurrence of any Default or Event of Default;

                 (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could have a Material Adverse Effect;

                 (c) any litigation or proceeding (including, without limitation, any notice of violation, alleged violation, liability or potential liability under any Environmental Law) affecting the Borrower or any of its Subsidiaries in which the amount involved is $250,000 or more and such potential liability is not covered by insurance or in which injunctive or similar relief is sought;

                 (d) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

                 (e) the Pincay (after the Closing Date) or the Shoemaker (after the completion of the work contemplated by the Shoemaker Upgrade Agreement) not working for a period of 30 consecutive days;

                 (f) the occurrence of a confiscation, requisition or seizure of either the Pincay or the Shoemaker; and

                 (g) any material adverse change in the business, assets, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

Each notice pursuant to this subsection shall be accompanied by a statement of a member or authorized manager of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.

                 5.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except to the extent that failure to do so could not have a Material Adverse Effect.

                 (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                 5.9 Further Assurances. Upon the request of the Collateral and Documentation Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the Uniform Commercial Code or any other Requirement of Law which are necessary or advisable to maintain in favor of the Collateral and Documentation Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                 5.10 Additional Collateral; Release of Unrestricted Subsidiaries. (a) With respect to any assets acquired after the Closing Date by the Borrower or any of its Restricted Subsidiaries, or previously encumbered assets of the Borrower or any of its Restricted Subsidiaries which become unencumbered, to the extent permissible under applicable law (other than any assets described in paragraph (b) of this subsection), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Collateral and Documentation Agent such amendments to the relevant Security Documents or such other documents as the Collateral and Documentation Agent shall deem necessary or advisable to grant to the Collateral and Documentation Agent, for the benefit of the Lenders, a Lien on such assets,
(ii) take all actions necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Collateral and Documentation Agent, and (iii) if requested by the Collateral and Documentation Agent, deliver to the Collateral and Documentation Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral and Documentation Agent.

                 (b) With respect to any Capital Stock acquired after the date hereof by the Borrower or any of its Restricted Subsidiaries (unless doing so would result in a pledge of more than 65% of the Capital Stock of a Foreign Subsidiary), promptly upon the request of the Collateral and Documentation
Agent: (i) execute and deliver to the Collateral and Documentation Agent, for the benefit of the Lenders, a new pledge agreement as the Collateral and Documentation Agent shall deem necessary or advisable to grant to the Collateral and Documentation Agent, for the benefit of the Lenders, a Lien on such Capital Stock which is owned by the Borrower or any of its Restricted Subsidiaries, (ii) deliver to the Collateral and Documentation Agent (A) the certificates representing such Capital Stock, together with undated stock powers executed and delivered in blank by a member or authorized manager or officer of the Borrower or such Restricted Subsidiary, as the case may be, or
(B) if such Capital Stock is issued by or in respect of a partnership or limited liability company, a Transaction Statement in the form of Exhibit A to the Parent Pledge Agreement (with appropriate modifications) confirming that such issuer has registered the pledge of its Capital Stock on its books, (iii) if the Capital Stock is issued or acquired by a Restricted Subsidiary of the Borrower acquired or created after the Closing Date (this provision creating no implication that the Borrower is permitted to create or acquire such Subsidiary), cause such new Restricted Subsidiary (A) to become a party to a guarantee and security agreement, in each case pursuant to documentation which is in form and substance satisfactory to the Collateral and Documentation Agent, and (B) to take all actions necessary or advisable to create a duly perfected Lien in such Capital Stock and all assets of such Restricted Subsidiary in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be requested by the Collateral and Documentation Agent and (iv) if requested by the Collateral and Documentation Agent, deliver to the Collateral and Documentation Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Collateral and Documentation Agent.

                 5.11 Charters. Maintain in full force and effect the Charters and, without the prior written consent of the Required Lenders, not amend either Charter to reduce the day rate payable to the Borrower thereunder or the term thereof or modify the timing of payments to the Borrower thereunder; provided that the Borrower shall be permitted to obtain a replacement charter for either Charter upon terms and conditions and with another charterer satisfactory to the Required Lenders.

                 5.12 Interest Rate Protection. Within 180 days after the Closing Date, obtain interest rate protection for a period of at least through September 30, 1998 for a notional amount of at least $32,500,000, on terms and conditions reasonably satisfactory to the Lenders; provided that such interest rate protection shall not increase the effective cost of funds to the Borrower of the Loans (including both interest on the Loans and the cost of such interest rate protection) to a per annum rate greater than 3.75% above the then Base Rate.

                 5.13 Upgrade. Complete the upgrade contemplated by the Shoemaker Upgrade Agreement by no later than May 15, 1997 for a cost (exclusive of capitalized interest and costs which are reimbursable from the customer under the applicable Drilling Contract) of no more than $40,000,000.

                 5.14 Certain Restrictions. Maintain both an office at which its business is and will be conducted and a telephone number separate from each of its members; maintain bank accounts separate from the bank accounts of its members; refrain from commingling funds and other assets of the Borrower with those of its members; hold appropriate meetings to authorize all of the Borrower's actions, and maintain appropriate minutes of such actions; always be described and held out as a separate and distinct entity under its own name, and never as a department, division or a part of its members; cause all written and oral communications, including, without limitations, letters, invoices, purchase orders and contracts, to be made solely in the name of the Borrower; have its own stationery and business forms, which stationery and business forms are separate from those of its members; cause all invoices and other statements of account from creditors of the Borrower to be addressed and mailed directly to the Borrower; and issue separate financial statements for itself in accordance with GAAP.


                         SECTION 6.  NEGATIVE COVENANTS

                 The Borrower hereby agrees that, so long as any amount is owing to any Lender or any Agent hereunder or under any other Loan Document, the Borrower shall not, and (except with respect to subsections 6.1) shall not permit any of its Subsidiaries to, directly or indirectly:

                 6.1  Financial Condition Covenants.

                 (a) Maintenance of Net Worth. Permit Net Worth at the last day of any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below (provided, however, to the extent not included in Net Income in accordance with GAAP during the fiscal quarter then ended or in any previous fiscal quarter, Net Worth shall include any Mobilization Fees actually received by the Borrower during the fiscal quarter then ended):



                 Fiscal Quarter Ending                     Amount
                 ---------------------                     ------
                 December 31, 1996                         $3,000,000
                 March 31, 1997                            $3,000,000
                 June 30, 1997                             $5,000,000
                 September 30, 1997                        $6,500,000
                 December 31, 1997                         $6,500,000
                 March 31, 1998                            $6,500,000
                 June 30, 1998                             $6,500,000
                 September 30, 1998                        $6,500,000

                 (b) Maintenance of EBITDA to Interest Expense Ratio. Permit the ratio of (i) EBITDA for any period of four consecutive fiscal quarters ending with any fiscal quarter set forth below to (ii) Cash Interest Expense for such period of four consecutive fiscal quarters to be less than the ratio set forth opposite such fiscal quarter below:


                 Fiscal Quarter Ending                     Ratio
                 ---------------------                     -----
                 March 31, 1997                            .50 to 1.00
                 June 30, 1997                             1.50 to 1.00
                 September 30, 1997                        2.00 to 1.00
                 December 31, 1997                         2.75 to 1.00
                 March 31, 1998                            2.75 to 1.00
                 June 30, 1998                             3.00 to 1.00
                 September 30, 1998                        3.25 to 1.00


                 (c) Maintenance of EBITDA. Permit EBITDA for any period of four consecutive fiscal quarters ending with any fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:

                 Fiscal Quarter Ending                     Amount
                 ---------------------                     ------
                 March 31, 1997                            $1,750,000
                 June 30, 1997                             $9,000,000
                 September 30, 1997                        $14,000,000
                 December 31, 1997                         $20,000,000
                 March 31, 1998                            $20,000,000
                 June 30, 1998                             $21,000,000
                 September 30, 1998                        $21,000,000


                 (d) Maintenance of Working Capital. Permit at any time prior to the date on which the Shoemaker is delivered to commence work under a Drilling Contract Working Capital to be less than $500,000.

                 6.2 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                 (a)  Indebtedness of the Borrower under this Agreement;

                 (b)  Indebtedness constituting a Permitted Issuance;

                 (c) Indebtedness of the Borrower under the PIK Notes issued to DPSI in an aggregate principal amount not to exceed the sum of $40,055,853 as part of the Acquisition;

                 (d) the principal amount of any PIK Notes issued in lieu of payment of interest on any PIK Notes at any one time outstanding; and

                 (e)      Indebtedness of Unrestricted Subsidiaries.

                 6.3 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                 (a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Subsidiaries, as the case may be, in conformity with GAAP;

                 (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business, including, without limitation, liens arising under the Charters and the Drilling Contracts, which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                 (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self- insurance arrangements;

                 (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or such Subsidiary;

                 (f) Liens securing Indebtedness permitted by clause (ii) of the definition of Permitted Issuance solely on property acquired with the proceeds of such Indebtedness;

                 (g) Liens created pursuant to the Security Documents and Liens on the Rigs permitted by the Ship Mortgages; and

                 (h) Liens on the assets of an Unrestricted Subsidiary to secure Indebtedness of such Unrestricted Subsidiary.

                 6.4 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except Guarantee Obligations incurred by an Unrestricted Subsidiary, Guarantee Obligations in existence on the date hereof and listed on Schedule 6.4 but not any amendments, refinancings, refundings, renewals or extensions thereof and Guarantee Obligations incurred pursuant to subsection 5.10(b).

                 6.5 Limitation on Fundamental Changes. Except in the case of an Unrestricted Subsidiary, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business.

                 6.6 Limitation on Sale of Assets. Except in the case of an Unrestricted Subsidiary, convey, sell, lease (other than pursuant to a Charter or any replacement charter entered into pursuant to subsection 5.11), assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Borrower or any wholly owned Restricted Subsidiary, except the sale or other disposition of obsolete or worn out property in the ordinary course of business, provided that the Net Proceeds of each such transaction are applied to the prepayment of the Loans as provided in 2.5(b) and except that an Unrestricted Subsidiary may issue or sell shares of its Capital Stock to Persons other than the Borrower or any wholly owned Subsidiary so long as such issuance or sale does not cause it to cease to be an Unrestricted Subsidiary.

                 6.7 Limitation on Dividends. Except for Tax Distributions permitted under and as defined in Section 5.7(i) of the LLC Agreement, make any distributions to its members or and except in the case of an Unrestricted Subsidiary, declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries or any warrants or options to purchase any such Stock (other than the Warrants), whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary.

                 6.8 Limitation on Capital Expenditures. Except in the case of an Unrestricted Subsidiary, make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for capital improvements with respect to the Rigs in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Restricted Subsidiaries during the term of this Agreement, $5,000,000 with respect to each Rig and which capital improvements shall be funded solely from (i) the proceeds of the Permitted Issuance specified in clause (i) of the definition thereof, (ii) Mobilization Fees paid to the Borrower and (iii) $1,000,000 during each year of the term of this Agreement from any other sources; provided, however, the Borrower shall also be permitted to make the capital expenditures (i) specified in clause (ii) of the definition of Permitted Issuance and (ii) contemplated by the Shoemaker Upgrade Agreement in accordance with subsection 5.13.

                 6.9 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                 (a) extensions of trade credit in the ordinary course of business;

                 (b)  investments in Cash Equivalents; and

                 (c) investments in Unrestricted Subsidiaries consisting of capital contributions in an aggregate amount no greater than $1,000,000 (all of which shall be funded with the proceeds of Permitted Issuances).

                 6.10 Limitation on Optional Payments and Modifications of Debt Instruments. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than the Loans and other than with respect to Indebtedness of an Unrestricted Subsidiary) or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon and other than with respect to Indebtedness of an Unrestricted Subsidiary).

                 6.11 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Agreement, (b) in the ordinary course of the Borrower's or such Subsidiary's business and (c) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, provided that (i) this subsection 6.11 shall not prohibit (x) the issuance of the PIK Notes to an Affiliate of the Borrower, (y) the Drilling Contracts in existence on the date of this Agreement, or (z) the payment of management fees to DPSI in amounts and on dates provided in the Management Agreement and (ii) upon entering into any transaction with an Affiliate the value of which exceeds $250,000, the Borrower must deliver a certificate to the Administrative Agent certifying that such transaction complies with this subsection 6.11.

                 6.12 Limitation on Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                 6.13 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower to end on a day other than June 30.

                 6.14 Limitation on Negative Pledge Clauses. Enter into with any Person any agreement, other than this Agreement (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), which prohibits or limits the ability of the Borrower or any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                 6.15 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for those businesses in which the Borrower and its Affiliates are engaged on the date of this Agreement.

                 6.16 Other Modifications. Consent or agree to any material amendments, modification or change to any of the terms of, or cancellation or satisfaction of, the Shoemaker Upgrade Agreement, the Management Agreement, the LLC Agreement or, other than in accordance with subsection 5.11, the Charters.


                         SECTION 7.  EVENTS OF DEFAULT

                 If any of the following events shall occur and be continuing:

                 (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Loan, or any other amount payable hereunder, within five days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

                 (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                 (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in (i) subsections 5.1, 5.2, 5.4, 5.5 or 5.13 or Section 6 hereof, Section 5 of the Parent Pledge Agreement or Sections 4.4, 5.5 or 6.4 of the Borrower Security Agreement or (ii) either Ship Mortgage beyond the period of grace provided for in such Ship Mortgage for such defaults; or

                 (d) The Borrower or any other Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days; or

                 (e) The Borrower or any of its Subsidiaries, DeepTech or any Pledgor shall (i) default in any payment of principal of or interest of any Indebtedness (other than the Loans) or in the payment of any Guarantee Obligation, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created if the aggregate amount of the Indebtedness and/or Guarantee Obligations in respect of which such default or defaults shall have occurred is more than $100,000; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                 (f) (i) The Borrower or any of its Subsidiaries, DeepTech, the Charterer or any Pledgor shall commence any case, proceeding or other action (A) under any existing or future law or any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Subsidiaries, DeepTech, the Charterer or any Pledgor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Subsidiaries, DeepTech, the Charterer or any Pledgor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Subsidiaries, DeepTech, the Charterer or any Pledgor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Subsidiaries, DeepTech, the Charterer, or any Pledgor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Subsidiaries, DeepTech, the Charterer, or any Pledgor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                 (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could have a Material Adverse Effect; or

                 (h) One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $100,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                 (i) (i) Any of the Security Documents shall cease, for any reason, to be in full force and effect, or the Borrower or any other Loan Party which is a party to any of the Security Documents shall so assert or (ii) the Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                 (j)  A Change of Control shall occur; or

                 (k) The charterer party to either Charter (or any replacement thereof entered into pursuant to subsection 5.11) shall default in the performance of any of its material obligations under such Charter or replacement Charter; or

                 (l) Any Person other than an Affiliate of the Borrower shall hold interests (ownership or otherwise) in PIK Notes in an aggregate principal amount of more than $20,000,000;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) of this Section with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                             SECTION 8.  THE AGENTS

                 8.1 Appointment. Each Lender hereby irrevocably designates and appoints each of the Agents as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes each of the Agents, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to each of the Agents by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, none of the Agents shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any of the Agents.

                 8.2 Delegation of Duties. The Agents may execute any of their duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                 8.3 Exculpatory Provisions. Neither any of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. None of the Agents shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

                 8.4 Reliance by Agents. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by such Agent. The Agents may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. The Agents shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

                 8.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that any Agent receives such a notice, such Agent shall give notice thereof to the Lenders. Each Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until such Agent shall have received such directions, such Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                 8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither any of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any of the Agents hereafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by any of the Agents to any Lender. Each Lender represents to each of the Agents that it has, independently and without reliance upon any of the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any of the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any of the Agents hereunder, none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                 8.7 Indemnification. The Lenders agree to indemnify each of the Agents in their respective capacities as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against any of the Agents in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any of the Agents under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

                 8.8 Administrative Agent, Collateral and Documentation Agent and Arranger in Their Individual Capacities. The Administrative Agent, the Collateral and Documentation Agent, the Arranger and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent, the Collateral and Documentation Agent and the Arranger were not acting in such capacities hereunder and under the other Loan Documents. With respect to the Loans made by it, the Administrative Agent and the Collateral and Documentation Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent and the Collateral and Documentation Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent and the Collateral and Documentation Agent in their individual capacities.

                 8.9 Successor Administrative Agent and Collateral and Documentation Agent. The Administrative Agent or the Collateral and Documentation Agent may resign as Administrative Agent or Collateral and Documentation Agent, as the case may be, upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents or if the Collateral and Documentation Agent shall resign as Collateral and Documentation Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (or, so long as Lehman Commercial Paper Inc. is the Administrative Agent and/or the Collateral and Documentation Agent, Lehman Commercial Paper Inc. shall appoint a financial institution as successor agent for the Lenders), which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Administrative Agent or the Collateral and Documentation Agent, as the case may be, hereunder. Effective upon such appointment and approval, the term "Administrative Agent" or "Collateral and Documentation Agent", as the case may be, shall mean such successor agent, and the former Administrative Agent's or Collateral and Documentation Agent's, as the case may be, rights, powers and duties as Administrative Agent or Collateral and Documentation Agent, as the case may be, shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or Collateral and Documentation Agent, as the case may be, or any of the parties to this Agreement or any holders of the Loans. After any retiring Administrative Agent's or Collateral and Documentation Agent's resignation as Administrative Agent or Collateral and Documentation Agent, as the case may be, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral and Documentation Agent, as the case may be, under this Agreement and the other Loan Documents.

                 8.10 The Arranger. Except as expressly set forth herein, the Arranger, in its capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents.


                           SECTION 9.  MISCELLANEOUS

                 9.1 Amendments and Waivers. Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents or release all or substantially all of the Collateral, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent and the then Collateral and Documentation Agent, or (iv) release any material portion of the Collateral or waive any provision of subsection 2.5, in each case without the written consent of the Required Lenders, or (v) amend, modify or waive any provision of this Agreement or any other Loan Document which would directly and adversely affect the Arranger or the Collateral and Documentation Agent without the written consent of the then Arranger or

Collateral and Documentation Agent, as the case may be. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Agents and all future holders of the Loans. In the case of any waiver, the Borrower, the Lenders and the Agents shall be restored to their former positions and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

                 9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) in the case of delivery by hand, when delivered, (b) in the case of delivery by mail, three days after being deposited in the mails, postage prepaid, or (c) in the case of delivery by facsimile transmission, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower, the Administrative Agent and the Collateral and Documentation Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto:

     The Borrower or
         any of its
         Subsidiaries:            c/o DeepTech International Inc.
                                  7500 Texas Commerce Tower
                                  600 Travis Street
                                  Houston, Texas  77002
                                  Attention: Thomas P. Tatham and
                                             Donald V. Weir
                                  Fax: (713) 224-7574

    With a copy to:               Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                                  1900 Penzoil Place - South Tower
                                  711 Louisiana Street
                                  Houston, Texas  77002
                                  Attention: Rick L. Burdick
                                  Fax: (713) 236-0822

    The Administrative
         Agent:                   Lehman Commercial Paper Inc.
                                  3 World Financial Center, 9th Floor
                                  New York, New York  10285

                                  Attention:  Robert Chambers
                                  Fax:  (212) 528-6600

    The Collateral and
         Documentation

         Agent:                   Lehman Commercial Paper Inc.
                                  3 World Financial Center, 9th Floor
                                  New York, New York  10285
                                  Attention:  Robert Chambers
                                  Fax:  (212) 528-6600

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.2, 2.4 or 2.8 shall not be effective until received.

                 9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of any Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                 9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder.

                 9.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse each of the Agents for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to any of the Agents, (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and of counsel to any Agent, (c) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the Acquisition or the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents or the use of the proceeds of the Loans in connection with the Acquisition and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any Agent or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Agent or any such Lender. The agreements in this subsection shall survive repayment of the Loans and all other amounts payable hereunder.

                 9.6  Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agents and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                 (b) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. No Lender shall be entitled to create in favor of any Participant, in the participation agreement pursuant to which such Participant's participating interest shall be created or otherwise, any right to vote on, consent to or approve any matter relating to this Agreement or any other Loan Document except for those specified in clauses (i) and (ii) of the proviso to subsection 9.1. The Borrower agrees that if amounts outstanding under this Agreement are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of subsections 2.9 with respect to its participation in the Loans outstanding from time to time as if it was a Lender; provided that such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

                 (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Administrative Agent and the Arranger (which shall not be unreasonably withheld), to an additional bank or financial institution (an "Assignee") all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent and the Arranger) and delivered to the Administrative Agent for its acceptance and recording in the Register, provided that, in the case of any such assignment to an additional bank or financial institution, (A) the aggregate principal amount of the Loans being assigned and, if such assignment is of less than all of the rights and obligations of the assigning Lender, the aggregate principal amount of the Loans remaining with the assigning Lender are each not less than $2,500,000 (or such lesser amount as may be agreed to by the Borrower, the Administrative Agent and the Arranger) and (B) each Assignee which is a Non-U.S. Lender shall comply with the provisions of clause (A) of subsection 2.9(d) hereof, or, with the prior written consent of the Borrower, which shall not be unreasonably withheld, the provisions of clause (B) of subsection 2.9(d) hereof (and, in either case, with all of the other provisions of subsection 2.9(d) hereof). Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

                 (d) Any Non-U.S. Lender (other than a Participant or an Assignee, with respect to which the Borrower has not provided the prior written consent described in clause (B) of the proviso to the first sentence of subsection 9.6(c), in the case of an Assignee) that could become completely exempt from withholding of any U.S. Taxes in respect of payment of any interest due to such Non-U.S. Lender under this Agreement if the Note held by such Non-U.S. Lender were in registered form for U.S. federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to exchange any Note held by such Non-U.S. Lender, or to issue to such Non-U.S. Lender on the date it becomes a party to this Agreement, Note registered as provided in paragraph (e) below and substantially in the form of Exhibit I (a "Qualified Non-U.S. Lender Note"). Qualified Non-U.S. Lender Notes may not be exchanged for promissory notes that are not Qualified Non-U.S. Lender Notes.

                 (e) A Qualified Non-U.S. Lender Note and the Obligations evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Qualified Non-U.S. Lender Note and the Obligations evidenced thereby on the Register (and each Qualified Non-U.S. Lender Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation and the Qualified Non-U.S. Lender Note evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Qualified Non-U.S. Lender Note evidencing such Obligation, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the holder thereof (a "Qualified Non-U.S. Lender Noteholder"), and thereupon a new Qualified Non-U.S. Lender Note in the same aggregate principal amount shall be issued to the designated Assignee and the old Qualified Non-U.S. Lender Note shall be returned to the Borrower marked "cancelled". No assignment of a Qualified Non-U.S. Lender Note and the Obligations evidenced thereby shall be effective unless it shall have been recorded in the Register by the Administrative Agent as provided in this subsection 9.6(e).

                 (f) The Administrative Agent, on behalf of the Borrower, shall maintain at the address of the Administrative Agent referred to in subsection 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the principal amounts of the Loans owing to, each Lender from time to time and the registered owners of the Obligations evidenced by the Qualified Non-U.S. Lender Notes (including Qualified Non-U.S. Lender Noteholders). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of a Loan, a Qualified Non-U.S. Lender Note or other obligation hereunder as the owner thereof for all purposes of this Agreement and the other Loan Documents, notwithstanding any notice to the contrary. Any assignment of any Loan or other obligation hereunder not evidenced by a Note shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                 (g) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $2,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower.

                 (h) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee, subject to the provisions of subsection 9.15, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                 (i) If, pursuant to this subsection 9.6, any interest in this Agreement or any Loan is transferred to any Transferee which would be a Non-U.S. Lender upon the effectiveness of such transfer, the assigning Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the assigning Lender (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no U.S. Taxes will be required to be withheld by the Administrative Agent, the Borrower or the assigning Lender with respect to any payments to be made to such Transferee in respect of the Loans,
(ii) to furnish to the assigning Lender (and, in the case of any Assignee registered in the Register, the Administrative Agent and the Borrower such Internal Revenue Service Forms required to be furnished pursuant to subsection 2.9(d) and (iii) to agree (for the benefit of the assigning Lender, the Administrative Agent and the Borrower) to be bound by the provisions of subsection 2.9(d).

                 (j) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this subsection concerning assignments of Loans and Notes relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by a Lender of any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

                 9.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans (otherwise than as permitted in subsection 2.5(d)), or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                 (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                 9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                 9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                 9.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                 9.12 Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

                 (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

                 (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                 (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                 (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                 (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

                 9.13 Acknowledgements. The Borrower hereby acknowledges that:

                 (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                 (b) none of the Agents nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between any of the Agents and the Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                 (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                 9.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE AGENTS, THE LENDERS AND THE OTHER PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                 9.15 Confidentiality. Each Lender agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower in writing as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (i) to any Agent or any other Lender, (ii) to any Transferee which receives such information having been made aware of the confidential nature thereof, (iii) to its employees, directors, agents, attorneys, accountants and other professional advisors, (iv) upon the request or demand of any Governmental Authority having jurisdiction over such Lender,
(v) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder.

                 9.16 Usury Savings Clause. It is the intention of the parties hereto to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Agreement, any Notes, any of the other Loan Documents or any other document related hereto or thereto, in no event shall this Agreement or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If from any circumstances whatsoever, fulfillment of any provision of this Agreement, any Notes, any of the other Loan Documents or of any other document pertaining hereto or thereto, shall involve transcending the limit of validity prescribed by applicable law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the Agents and the Lenders shall ever receive anything of value as interest or deemed interest by applicable law under this Agreement, any Notes, any of the other Loan Documents or any other document pertaining hereto or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under the Loans or on account of any other indebtedness of the Borrower, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Borrower. In determining whether or not the interest paid or payable with respect to any indebtedness of the Borrower to the Agents and the Lenders, under any specified contingency, exceeds the Highest Lawful Rate (as hereinafter defined), the Borrower, the Agents and the Lenders shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that interest thereon does not exceed the maximum amount permitted by applicable law, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

                 To the extent that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to the Agents and the Lenders for the purpose of determining the Highest Lawful Rate, the Agents and the Lenders hereby elect to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling form time to time in effect. Nothing set forth in this subsection 9.16 is intended to or shall limit the effect or operation of subsection 9.11.

                 For purposes of this subsection 9.16, "Highest Lawful Rate" shall mean the maximum rate of nonusurious interest that may be contracted for, taken, reserved or received on the Loans under laws applicable to the Agents and the Lenders.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        RIGCO NORTH AMERICA, L.L.C.


                                        By:___________________________________
                                                  Title:


                                        LEHMAN COMMERCIAL PAPER INC., as
                                        Administrative Agent, Collateral and
                                        Documentation Agent, Arranger and as a
                                        Lender


                                        By:___________________________________
                                                  Title: